                                                                    EXHIBIT 5.1



                       [DORSEY & WHITNEY LLP LETTERHEAD]




                                August 19, 2002



Natural Gas Services Group, Inc.
2911 SCR 1260
Midland, TX  78706


Ladies and Gentlemen:


         Natural Gas Services Group, Inc. ("Natural Gas") has requested our opinion as to certain matters that relate to the issuance of the shares of $0.01 par value common stock ("Common Stock") and warrants to purchase Common Stock ("Warrants") which are described on the cover page of Registration Statement No. 333-88314 Natural Gas has filed with the United States Securities and Exchange Commission.

         We have reviewed the Articles of Incorporation, as amended, of Natural Gas, the minutes of the board of directors and of the shareholders of Natural Gas and such other documents that we considered necessary in order to render this opinion. In conducting such review, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals, and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of Natural Gas and certificates of public officials and have not independently verified such facts.

         Based solely on the foregoing, we are of the opinion that the shares of Common Stock and Warrants are duly authorized, and assuming the shares of Common Stock and Warrants are paid for as described in such Registration Statement, when sold and issued, the shares of Common Stock and Warrants will be validly issued, fully paid and nonassessable.

         This opinion is limited to the applicability of the Colorado Business Corporation Act and the common law of Colorado to the issuance of the shares of Common Stock and Warrants. This opinion does not cover or in any way relate to the applicability of, or compliance by Natural Gas with, any other law, including any federal or state securities laws, the statutory or common law of any other state or any other federal law.

                              DORSEY & WHITNEY LLP




Natural Gas Services Group, Inc.

August 19, 2002

Page 2


         We consent to the filing of this opinion as an exhibit to the Registration Statement of Natural Gas and to Natural Gas describing this firm as having issued this opinion in the Prospectus that is a part of the Registration Statement.


                                                Sincerely yours,


                                                /s/ DORSEY & WHITNEY LLP